Exhibit T3B.116

FIRST AMENDMENT TO

AGREEMENT OF LIMITED PARTNERSHIP

OF

CBL/PARK PLAZA, LIMITED PARTNERSHIP

THIS FIRST AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP is made and entered into as of October 16, 2007, by CBL/Park Plaza GP, LLC, an Arkansas limited liability company (the “General Partner“), and CW Joint Venture, LLC, a Delaware limited liability company (the “Limited Partner”).

WITNESSETH:

WHEREAS, CBL/Park Plaza, Limited Partnership, an Arkansas limited partnership (the “Partnership”), is governed by that certain Agreement of Limited Partnership dated as of June 8, 2004 (the “Partnership Agreement”);

WHEREAS, the Partnership’s original Certificate of Limited Partnership was filed with the Arkansas Secretary of State on June 8, 2004;

WHEREAS, the Partnership is the sole member and chief manager of CBL/Park Plaza Mall, LLC, a Delaware limited liability company and the owner of certain real estate and the improvements thereon located in Little Rock, Arkansas and commonly known as “Park Plaza Mall”;

WHEREAS, pursuant to that certain Assignment and Assumption of Contributed Interests dated as of the date hereof (the “Assignment”), from CBL & Associates Limited Partnership, a Delaware limited partnership (the “Original Limited Partner”), to Limited Partner, Original Limited Partner assigned all of its interests in the Partnership to Limited Partner; and

WHEREAS, the undersigned partners of the Partnership desire to amend the Partnership Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties do hereby amend and modify the Partnership Agreement as follows:

1.    The definition of “Partners” under Section 1.1 of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

“Partners” shall mean CBL/Park Plaza GP, LLC and CW Joint Venture, LLC, their duly admitted successors or assigns or any Person who is a partner at the time of reference thereto.”

2.    The definition of “Percentage Interest” under Section 1.1 of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

“Percentage Interest” shall mean the percentage interest of each Partner as shown on Exhibit “B” of the Partnership Agreement.”

3.    Exhibit “B” to the Partnership Agreement is hereby modified and amended by substituting Exhibit “B” attached hereto.

4.    Except as herein modified, the Partnership Agreement shall remain in full force and effect.

5.    Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

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IN WITNESS WHEREOF, the undersigned partners in their respective capacities as the general partner and the limited partner of the Partnership have executed this Amendment as of the date referenced above.

GENERAL PARTNER:

CBL/PARK PLAZA GP, LLC, an Arkansas limited liability company

By:	CW Joint Venture, LLC
its sole member and chief manager
By:	CBL & Associates Limited Partnership,
its Manager
By:	CBL Holdings I, Inc.,
its sole general partner

By: /s/ Stephen D. Lebovitz
Name: Stephen D. Lebovitz
Title: President

LIMITED PARTNER:

CW JOINT VENTURE, LLC, a Delaware limited liability company

By:	CBL & Associates Limited Partnership,
its Manager
By:	CBL Holdings I, Inc.,
its sole general partner

By: /s/ Stephen D. Lebovitz
Name: Stephen D. Lebovitz
Title: President

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EXHIBIT “B”

TO

FIRST AMENDMENT TO

AGREEMENT OF LIMITED PARTNERSHIP

OF

CBL/PARK PLAZA, LIMITED PARTNERSHIP

Initial Capital Contributions and Percentage of Profits

GENERAL PARTNER	INITIAL CAPITAL CONTRIBUTIONS	PERCENTAGE SHARE OF PROFITS OR OTHER BY WAY OF INCOME

CBL/Park Plaza GP, LLC	$1.00	0.1%
CBL Center, Suite 500 2030 Hamilton Place Blvd. Chattanooga, TN 37421

CW Joint Venture, LLC	$99.00	99.9%
CBL Center, Suite 500 2030 Hamilton Place Blvd. Chattanooga, TN 37421

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Park Plaza Mall — Part 2

ASSIGNMENT AND ASSUMPTION OF CONTRIBUTED INTERESTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRIBUTED INTERESTS (this “Agreement”) is made as of October 16, 2007, by and between CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (‘‘Contributor”), and CW JOINT VENTURE, LLC, a Delaware limited liability company (the “Company”) and is acknowledged and agreed to by WESTFIELD AMERICA LIMITED PARTNERSHIP, a Delaware limited partnership (“WALP”) and ST. CLAIR SQUARE GP, INC., an Illinois corporation (“St. Clair”).

RECITALS

WHEREAS, Contributor owns 99.9% of the authorized, issued and outstanding partnership interests in CBL/Park Plaza Limited Partnership (“CBL/Park Plaza Limited Partnership”) (the “Contributed Direct Interests”), which in turn owns, 100% of the authorized, issued and outstanding limited liability company interests in CBL/Park Plaza Mall, LLC, a Delaware limited liability company (“Property Owner”) (the “Contributed Indirect Interests”).

WHEREAS, CBL/Park Plaza Limited partnership is governed by that certain Agreement of Limited partnership of CBL/Park Plaza Limited Partnership. dated as of June 8, 2004 (as amended, the “Partnership Agreement”).

WHEREAS, (i) Contributor desires to contribute and convey, all of the Contributed Direct Interests (and therefore, the Contributed Indirect Interests) to the Company and to cease to be a partner of CBL/Park Plaza Limited Partnership (and an indirect owner of Property Owner), and (ii) Contributor desires to cause the Company to accept such contribution and conveyance, and the Company desires to so accept such contribution and conveyance, of all of the Contributed Direct Interests (and therefore, the Contributed Indirect Interests) by Contributor, all on the terms and conditions set forth in that certain Contribution Agreement (as amended, the “Contribution Agreement”), dated as of August 9, 2007, by and among the Company, WALP, CBL and St. Clair, and to be admitted as a partner of CBL/Park Plaza Limited Partnership (and an indirect owner of Property Owner). Capitalized terms used and not otherwise declined herein shall have the respective meanings ascribed to such terms in the Contribution Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     Effective as of the date hereof, Contributor hereby unconditionally assigns, sets over, and transfers to the Company, all of its right, title and interest in and to the Contributed Direct Interests (and therefore, the Contributed Indirect Interests) (the “Assignment”), free and clear of any Liens of any nature whatsoever (subject to the covenants, conditions and restrictions set forth in the applicable Existing Loan Documents). Effective as the date hereof, the Company hereby unconditionally accepts the Assignment (and therefore, the Contributed Indirect Interests) by Contributor (subject to the covenants, conditions and restrictions set forth in the applicable Existing Loan Documents), and assumes all obligations and liabilities related to the Contributed

Park Plaza Mall    Part 2

Direct Interests (and therefore, the Contributed Indirect Interests). Effective simultaneously with the Assignment. Company is hereby admitted as a partner of CBL/Park Plaza Limited Partnership (and as an indirect owner of Property Owner), and is bound by the Partnership Agreement. Immediately following such admission, Contributor ceases to be a partner of CBL/Park Plaza Limited Partnership P, and CBL/Park Plaza Limited Partnership shall continue without dissolution.

2.     Contributor hereby assigns, sets over, and transfers to the Company, all of its right, title and interest, if any, in and to the name “Park Plaza” and any variations thereof, as and to the extent assignable, and the Company hereby accepts the foregoing assignment and assumes all obligations and liabilities related thereto; provided, however, that in no event shall the Company have any rights to the name “CBL” or any marks, logos or other brand identification items associated with the “CBL” name.

3.     The Assignment made pursuant to this Agreement is made subject to all of the representations, warranties, covenants and indemnities contained in the Contribution Agreement to the extent they survive Closing and are applicable hereto.

4.     This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws principles.

5.     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.     Any notice required or permitted to be given under this Agreement shall be in writing and shall be sent as set forth in the Contribution Agreement.

7.     This Agreement may be amended or modified only by a written instrument executed by the party asserted to be bound thereby.

8.     This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

9.     If litigation or any other action is required by either Contributor or the Company to enforce or interpret the terms of this Agreement, the prevailing party in such litigation or other action shall, in addition to all other relief granted or awarded by the court or arbitrator, be awarded costs and reasonable attorneys’ fees, charges and disbursements (including those of in-house counsel) and expert witness fees and costs incurred by reason of such litigation or other action and those incurred in preparation thereof at both the trial and appellate levels.

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Park Plaza Mall — Part 2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CONTRIBUTOR:

CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CBL Holdings I, Inc., its general partner

By: /s/ STEPHEN D. LEBOVITZ
Name: STEPHEN D. LEBOVITZ
Title: President

COMPANY:

CW JOINT VENTURE, LLC, a Delaware limited liability company

By:	CBL & Associates Limited Partnership, its Manager

By: CBL Holdings I, Inc., its general partner

By: /s/ STEPHEN D. LEBOVITZ
Name: STEPHEN D. LEBOVITZ
Title: President

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Park Plaza Mall — Part 2

ACKNOWLEDGED AND AGREED TO

AS OF THE DATE FIRST ABOVE WRITTEN:

WESTFIELD AMERICA LIMITED PARTNERSHIP, a
Delaware limited partnership

By:	Westfield U.S. Holdings, LLC, its general partner

By:
Name:
Title:

ST. CLAIR SQUARE GP, INC., an Illinois corporation

By:
Name:
Title:

Park Plaza Mall — Part 2

ACKNOWLEDGED AND AGREED TO

AS OF THE DATE FIRST ABOVE WRITTEN:

WESTFIELD AMERICA LIMITED PARTNERSHIP, a
Delaware limited partnership

By:	Westfield U.S. Holdings, LLC, its general partner

By:
Name:
Title:

ST. CLAIR SQUARE GP, INC., an
Illinois corporation

By:	/s/ STEPHEN D. LEBOVITZ
Name: STEPHEN D. LEBOVITZ
Title: President